      As filed with the Securities and Exchange Commission on May 26, 1995

                                                   Registration No. 33- ________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             KINETIC CONCEPTS, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

                 TEXAS                                    74-1891727
     -------------------------------                  -------------------
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                   Identification No.)

                8023 Vantage Drive, San Antonio, Texas  78230
              --------------------------------------------------
              (Address of principal executive offices)(Zip Code)

                         1987 Kinetic Concepts, Inc.
                      Key Contributor Stock Option Plan
                      ---------------------------------
                           (Full title of the plan)

                                With copy to:
James R. Leininger, M.D.                  Dennis E. Noll, Esq.
Chairman of the Board                     General Counsel and Vice President
KINETIC CONCEPTS, INC.                    KINETIC CONCEPTS, INC.
8023 Vantage Drive                        8023 Vantage Drive
San Antonio, Texas  78230                 San Antonio, Texas  78230
(210) 524-9000                            (210) 524-9000
- --------------------------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of         Proposed         Proposed
Securities       Amount           Maximum          Maximum          Amount of
to be            to be            Offering Price   Aggregate        Registration
Registered       Registered       Per Share(2)     Offering Price   Fee
- --------------------------------------------------------------------------------
Common Stock,    1,250,000        $7.00            $8,750,000       $3,017.25
par value $.001  shares(1)
per share

(1) These 1,250,000 shares of common stock are registered hereby to be issued in connection with the Plan, in addition to the 4,500,000 shares which are already registered to be issued in connection with the Plan, plus such indeterminate number of additional shares of common stock as may be issuable by reason of the operation of the anti-dilution provisions of the options.

(2) In accordance with Rule 457(h), the Proposed Maximum Offering Price Per Share is $7.00, which is the closing sale price reported on the Nasdaq National Market on May 22, 1995, which is the price used solely for the purpose of calculating the registration fee.

================================================================================



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





         The contents of the Registration Statement on Form S-8 under the Securities Act of 1933 of Kinetic Concepts, Inc. previously filed with the Securities and Exchange Commission on January 19, 1989 (Registration No. 33-26672) are hereby incorporated herein by reference.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas on May 25, 1995.

                                           KINETIC CONCEPTS, INC.


                                           By: /s/ James R. Leininger
                                              ------------------------------
                                                James R. Leininger, M.D.
                                                Chairman of the Board


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS: That each person whose signature appears hereinbelow constitutes and appoints JAMES R. LEININGER, M.D., RAYMOND
R. HANNIGAN or DENNIS E. NOLL, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.





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



        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 25, 1995.


      Signature                   Name and Title               Date
      ---------                   ---------------------        ----
/s/ James R. Leininger            Chairman of the Board     May 25, 1995
- ------------------------------    (Principal Executive
James R. Leininger, M.D.          Officer)

/s/ Raymond R. Hannigan           Director, President       May 25, 1995
- ------------------------------    and Chief Executive
Raymond R. Hannigan               Officer (Principal
                                  Executive Officer)

/s/ Bianca A. Rhodes              Chief Financial Officer   May 25, 1995
- ------------------------------    and Senior Vice
Bianca A. Rhodes                  President/Finance
                                  and Corporate
                                  Development (Principal
                                  Financial Officer and
                                  Principal Accounting
                                  officer)

/s/ Peter A. Leininger            Director                  May 25, 1995
- ------------------------------
Peter A. Leininger, M.D.


/s/ Sam A. Brooks                 Director                  May 25, 1995
- ------------------------------
Sam A. Brooks


/s/ Frank A. Ehmann               Director                  May 25, 1995
- ------------------------------
Frank A. Ehmann


/s/ Bernhard Mittemeyer           Director                  May 25, 1995
- ------------------------------
Bernhard Mittemeyer, M.D.





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




                                EXHIBIT INDEX


Exhibit No.                 Description                     Page
- ----------       -----------------------------------        ----
       5 .1      Opinion of Dennis E. Noll, Esq.            ___
                 as to the legality of the Common
                 Stock being registered
                 (filed herewith)

       23.1      Consent of KPMG Peat Marwick LLP           ___
                 (filed herewith)

       23.2      Consent of Dennis E. Noll, Esq. is         *
                 included in Exhibit 5.1 filed herewith

____________________
* Not applicable





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